UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 8 – Other Events

Item 8.01 – Other Events

On May 30, 2018, Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), completed the previously announced exchange offer (“Exchange Offer”). Pursuant to the Exchange Offer all 13 holders of record of the outstanding shares of Series B Preferred Stock (“Series B Preferred”) issued by East Tennessee Materials and Energy Corporation, a Tennessee corporation (“M&EC”) and a subsidiary of the Company, elected to exchange their Series B Preferred for the Company’s common stock, par value $.001 per share (“Common Stock”). The Company has elected to accept the exchange. Pursuant to the Exchange Offer, a total of 134,994 shares of Common Stock will be issued to the holders of the Series B Preferred in exchange for 1,284,730 shares of Series B Preferred outstanding, together with a nominal amount of cash for fractional shares. This is based on each holder of the Series B Preferred receiving for every share of Series B Preferred so exchange 0.1050805 shares of Common Stock, with the total number of shares of Common Stock to be issued as a result of the exchange not to exceed 135,000 shares.

The shares of Common Stock to be issued pursuant to the Exchange Offer for the shares of M&EC Series B Preferred are issued in a private placement pursuant to an exemption from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Securities Act”). Shares of Common Stock issued or to be issued in the exchange will be considered restricted securities that have restrictions on transferability and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exception therefrom and in compliance with other applicable securities laws.

The Exchange Offer was distributed solely to the holders of record of the Series B Preferred and in such jurisdictions as permitted under applicable law. All of the holders of Series B Preferred agreed, among other things, to the exchange, that each waived their rights to, and release M&EC and the Company from any obligations for, any accrued and unpaid cumulative dividends on the Series B Preferred, and that the shares of Common Stock issued under the exchange shall be restricted securities. No dividends were ever declared on the cumulative Series B Preferred, and as of April 1, 2018, there were accrued and unpaid cumulative dividends on the Series B Preferred totaling $1,011,069.82.

This report does not constitute an offer or invitation to sell or purchase, or the solicitation of tenders by the Company to participate in the Exchange Offer in any manner, including in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

A copy of the press release announcing completion of the Exchange Offer is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 31, 2018, announcing the completion of the Exchange Offer.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer

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